Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF PERMITS AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF PERMITS AND CONTRACTS (this "Assignment") is entered into on this 15th day of July, 2010, by and between NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership (“Seller”), and BLACKWATER GEORGIA, L.L.C., a Georgia limited liability company(“Purchaser”), pursuant to that certain Asset Purchase Agreement dated April 1, 2010 (the “Purchase Agreement”), by and between Seller and Purchaser.

Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings attributed to them as are set forth in the Purchase Agreement.

Seller, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, conveys, assigns, transfers and delivers to Purchaser, and Purchaser accepts in full, all of Seller’s right, title and interest, legal and equitable, from and after the date hereof, in, to and under:

(1)           The permits listed in Attachment A to this Assignment ("Permits"); and

(2)           The Contracts.

Purchaser hereby assumes and agrees to perform and discharge each and all of the obligations and liabilities of Seller under each Contract and each Permit, arising or accruing on or after the date hereof, in each case in accordance with and subject to all the terms, covenants and conditions of each such Contract or Permit, to the same extent and in the same manner as if Purchaser were the original contracting party or permittee, as appropriate.

Notwithstanding the foregoing, if there are prohibitions against, or conditions to, the conveyance of any Contracts or Permits, without the prior written consent of third parties either as a result of the provisions thereof or the requirements of applicable Law, and such written consents have not been obtained on or prior to the date hereof, then (i) any provision contained in this Assignment or the Purchase Agreement to the contrary withstanding, the transfer of title to, or interest in, such Contracts or Permits pursuant to this Assignment shall not become effective unless and until such consent requirement is satisfied, waived or no longer applies, and (ii) until such consent requirement is satisfied, waived or no longer applies, Seller shall (without infringing on the legal rights of any third party, breaching any such Permit or Contract, or violating any Law) provide Purchaser with the equivalent benefits of the Permit or Contract, by subcontract, sublease or otherwise, on the condition that Purchaser shall cooperate and assist in such efforts and shall bear all economic burdens and other obligations and liabilities of Seller regarding such period under the Permit or Contract, notwithstanding the fact that the same has not been transferred to Purchaser.  When and if such consent requirement is so satisfied, waived or no longer applies, to the extent permitted by applicable Law, the assignment of such Contracts or Permits shall become effective automatically as of the date hereof, without further action on the part of Seller or Purchaser and without payment of further consideration.

This Assignment is being executed in connection with, and is subject to the terms and conditions set forth in, the Purchase Agreement and shall neither add to nor detract from the Purchase Agreement.

Nothing contained herein shall (a) be construed to defeat, impair or limit in any way any rights or remedies of Purchaser as against any third party to contest or dispute the validity or amount of any such assumed liability or obligation, or (b) reduce or otherwise affect Purchaser's rights, on the one hand, or Seller’s rights, on the other hand, to be indemnified by the other pursuant to and in accordance with the provisions of the Purchase Agreement.

This Assignment may not be modified, changed or supplemented, nor may any obligations hereunder be deemed waived, except by written instrument signed by the party to be charged.

This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof.

This Assignment shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns.

This Assignment may be executed in a number of multiple identical counterparts which, when taken together, shall constitute collectively one (1) Assignment, but in making proof of this Assignment it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

SELLER:

NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership

By: /s/ Michael H. Hoeltzel
Michael H. Hoeltzel, Senior Vice President

PURCHASER:

BLACKWATER GEORGIA, L.L.C.

By: Blackwater Midstream Corp., its Manager

By: /s/ Dale Chatagnier
Dale Chatagnier, Secretary

ATTACHMENT A
to
Assignment and Assumption of Permits and Contracts

Storm Water Permit:
State of Georgia
Department of Natural Resources
Environmental Protection Division
General Permit No. GAR000000
Dated June 16, 2006
Effective August 1, 2006, expires July 31, 2011